Exhibit 14(b)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees
ING Funds:


We consent to the use of our report dated July 5, 2002, incorporated by reference in this registration statement, relating to the financial statements of ING Technology Fund, a series of the ING Funds and to the reference to our firm in this Proxy Statement/Prospectus under the heading FINANCIAL HIGHLIGHTS in Appendix C.


                                        /s/ KPMG LLP

Boston, Massachusetts
November 15, 2002